Exhibit 5.1

KPMG LLP

600 de Maisonneuve Blvd West

Suite 1500, Tour KPMG

Montréal (Québec) H3A 0A3

Tel. 514-840-2100

Fax. 514-840-2187

www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Neptune Wellness Solutions Inc.

We, KPMG LLP, consent to the use of our report dated June 10, 2020, with respect to the consolidated financial statements of Neptune Wellness Solutions Inc. (the “Company”), which comprise the consolidated statements of financial position as at March 31, 2020 and March 31, 2019, the consolidated statements of earnings and comprehensive loss, changes in equity and cash flows for each of the years in the two years ended March 31, 2020, and the related notes (collectively the “consolidated financial statements”) and our report dated June 10, 2020 on the effectiveness of internal control over financial reporting, incorporated by reference in this registration statement on Form F-10.

Our report on the consolidated financial statements refers to the adoption by the Company of IFRS 16, Leases using a modified retrospective transition approach.

/s/ KPMG LLP

March 25, 2021

Montréal, Canada